As filed with the Securities and Exchange Commission on May 17, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
LOGITECH INTERNATIONAL S.A.
(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark, California 94560
(510) 795-8500
(Address, including zip code, of Registrant’s principal executive offices)

Logitech International S.A. 2006 Stock Incentive Plan
(Full title of the plan)

Charles Boynton
Chief Financial Officer
Logitech International S.A.
c/o Logitech Inc.
7700 Gateway Boulevard
Newark, California 94560
(510) 795-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven V. Bernard, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

LOGITECH INTERNATIONAL S.A.
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (“Registration Statement”) is being filed, in part, pursuant to General Instruction E to Form S-8 for the purpose of registering additional Registered Shares of Logitech International S.A. (the “Registrant”) to be issued pursuant to the Logitech International S.A. 2006 Stock Incentive Plan, as amended. Accordingly, the contents of the earlier registration statements on Form S-8 (File No. 333-221269) filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2017, Form S-8 (File No. 333-184583) filed with the Commission on October 25, 2012, Form S-8 (File No. 333-167143) filed with the Commission on May 27, 2010 and Form S-8 (File No. 333-140429) filed with the Commission on February 2, 2007, are incorporated by reference in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the Commission on May 17, 2023 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)	The description of the Registrant’s shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 5, 1997, together with Amendment No.1 on Form 8-A filed with the Commission on November 29, 2006 (File No. 000-29174), and including any other amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The Registrant has entered into agreements to indemnify its officers and directors. These agreements are between the respective officer or director and the Registrant, and cover claims brought under U.S. or Swiss laws to the fullest extent permitted by Swiss law. In addition, Logitech Inc., a wholly owned United States subsidiary of the Registrant, has entered into separate indemnification agreements with the Registrant’s officers and directors. The agreements with Logitech Inc. may be broader in certain respects than those entered into with the Registrant. These agreements, among other things, indemnify directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amount incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.1	Description of the Registrant’s Securities	10-K	0-29174	05/17/23	4.1
5.1	Opinion and consent of Homburger AG					X
10.1	Logitech International S.A. 2006 Stock Incentive Plan	DEF 14-A	0-29174	07/26/22	Appendix A
10.2	Representative form of stock option agreement (employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-Q	0-29174	11/04/09	10.2
10.3	Representative form of restricted stock unit agreement (non-executive board members) under the Logitech International S.A. 2006 Stock Incentive Plan	10-Q	0-29174	10/25/2018	10.1
10.4	Representative form of performance stock option agreement (executives and other employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-Q	0-29174	02/05/13	10.2

10.5	Representative form of restricted stock unit agreement (executives and other employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-K	0-29174	05/26/17	10.33
10.6	Representative form of performance share unit agreement (executives and other employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-K	0-29174	05/26/17	10.34
10.7	Representative form of restricted stock unit agreement (non-employee directors) under the Logitech International S.A. 2006 Stock Incentive Plan	10-K	0-29174	5/26/17	10.35
10.8	Representative form of restricted stock unit agreement (Leadership Team and other employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-Q	0-29174	7/28/22	10.1
10.9	Representative form of performance share unit agreement (Group Management Team (executive officers), Leadership Team and other employees) under the Logitech International S.A. 2006 Stock Incentive Plan	10-Q	0-29174	7/28/22	10.2
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Homburger AG (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
107	Filing Fee Table					X

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on May 17, 2023.

LOGITECH INTERNATIONAL S.A.

By:	/s/ Bracken Darrell
Bracken Darrell
President and Chief Executive Officer

By:	/s/ Charles Boynton
Charles Boynton
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bracken P. Darrell and Charles Boynton, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wendy Becker	Chairperson of the Board	May 17, 2023
Wendy Becker

/s/ Bracken Darrell	President, Chief Executive Officer and Director	May 17, 2023
Bracken Darrell	(Principal Executive Officer)

/s/ Charles Boynton	Chief Financial Officer	May 17, 2023
Charles Boynton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick Aebischer	Director	May 17, 2023
Patrick Aebischer

/s/ Edouard Bugnion	Director	May 17, 2023
Edouard Bugnion

/s/ Guy Gecht	Director	May 17, 2023
Guy Gecht

/s/ Christopher Jones	Director	May 17, 2023
Christopher Jones

/s/ Marjorie Lao	Director	May 17, 2023
Marjorie Lao

/s/ Neela Montgomery	Director	May 17, 2023
Neela Montgomery

/s/ Kwok Wang Ng	Director	May 17, 2023
Kwok Wang Ng

/s/ Michael Polk	Director	May 17, 2023
Michael Polk

/s/ Deborah Thomas	Director	May 17, 2023
Deborah Thomas

/s/ Sascha Zahnd	Director	May 17, 2023
Sascha Zahnd